As filed with the Securities and Exchange Commission on January 27, 2020

Registration No. 333-230227

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WELBILT, INC.
(Exact name of registrant as specified in its charter)

Delaware	3580	47-4625716
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2227 Welbilt Boulevard
New Port Richey, Florida 34655
(727) 375-7010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel H. Horn, Esq.
Executive Vice President, General Counsel and Corporate Secretary
2227 Welbilt Boulevard
New Port Richey, Florida 34655
(727) 375-7010
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Boris Dolgonos, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are being offered as a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer        ☒    Accelerated filer            ☐    Non-accelerated filer    ☐
Smaller reporting company    ☐    Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

EXPLANATORY NOTE

TERMINATION OF REGISTRATION STATEMENT

On March 13, 2019, Welbilt, Inc. (the “Company”) filed a Registration Statement on Form S-1 (File No. 333-230227) (this “Form S-1”) with the Securities and Exchange Commission (the “SEC”). This Form S-1 was amended on April 2, 2019, and declared effective on April 4, 2019.

This Form S-1 was filed to register the issuance and sale of 701,792 shares of the Company’s common stock, $0.01 par value per share (the “Registered Shares”), that may be acquired by certain participants in the Welbilt, Inc. 2016 Omnibus Incentive Plan (the “Plan”), while the Company was ineligible to use Form S-3. As of the date hereof, the Company meets the eligibility requirements of Form S-3 and therefore may continue to use its Registration Statement on Form S-3 (File No. 333-217857), which was filed with the SEC on May 10, 2017 (the “Original Registration Statement”).

Pursuant to the Company’s undertaking as required by Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 is being filed to terminate the effectiveness of this Form S-1 and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all the Registered Shares that remain unsold under this Form S-1 as of the date hereof, which remain registered under the Original Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Port Richey, State of Florida, on January 27, 2020.

WELBILT, INC.

By:	/s/ Joel H. Horn
Joel H. Horn
Executive Vice President, General Counsel
and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities listed below on January 27, 2020.

Name	Title

*	President, Chief Executive Officer and Director
William C. Johnson	(Principal Executive Officer and Director)

/s/ Martin D. Agard	Executive Vice President and Chief Financial Officer
Martin D. Agard	(Principal Financial Officer)

/s/ Jamie E. Palm	Vice President, Corporate Controller and Chief Accounting Officer
Jamie E. Palm	(Principal Accounting Officer)

*	Director, Chairperson of the Board
Cynthia M. Egnotovich

*	Director
Dino J. Bianco

*	Director
Joan K. Chow

*	Director
Thomas D. Davis

*	Director
Janice L. Fields

*	Director
Brian R. Gamache

*	Director
Andrew Langham

*By:    /s/ Joel H. Horn
Joel H. Horn
Attorney-in-Fact